Exhibit 10.03
THE ANDERSONS, INC. AMENDED AND RESTATED
2019 LONG-TERM INCENTIVE COMPENSATION PLAN

TSR PERFORMANCE SHARE UNIT GRANT NOTICE

Upon execution by the individual listed below (“Participant”) of this TSR Performance Share Unit Grant Notice (the “Grant Notice”), The Andersons, Inc., an Ohio corporation, (the “Company”), hereby grants to Participant the opportunity to earn the number of Shares set forth below (the “Target PSUs”), subject to increases and decreases as set forth below (the final earned amount of Shares being the “Vested PSUs”), pursuant to the Company’s Amended and Restated 2019 Long-Term Incentive Compensation Plan (the “Plan”). Participant acknowledges and agrees that the Target PSUs are subject to the Terms and Conditions attached hereto as Exhibit A (the “Terms and Conditions”) and the provisions of the Plan. Any terms not defined in this Grant Notice shall have the meanings ascribed in the Plan and the Terms and Conditions.

Participant:	#ParticipantName#
Grant Date:	#GrantDate#
Total Number of Shares of Target PSUs:	#QuantityGranted# Shares, subject to increases and decreases for performance pursuant to the Vesting Schedule set forth below
Performance Period:	The Performance Period for the PSUs granted hereunder shall be the three-year period beginning January 1, 2023 and ending December 31, 2025.

Vesting Schedule:
The Target PSUs shall vest following the conclusion of the Performance Period based on the Company’s annualized total shareholder return (“TSR” or, the “Performance Goal”), as further defined below, relative to the annualized TSR of the Russell 3000 Index, (the “Comparator Group”) computed during the Performance Period and certified by the Committee as described below. The number of PSUs that become vested based upon the level of satisfaction of the Performance Goal are referred to herein as “Vested PSUs”

For purposes of this Agreement, “TSR” for the Company shall mean (i) the sum of (x) the average stock price at the end of the Performance Period plus (y) the value of all dividends paid during the Performance Period if those dividends had been reinvested in additional shares of stock on the date of payment, divided by (ii) the average stock price at the beginning of the Performance Period, annualized as a compound annual rate of return. “TSR” for the Comparator Group shall mean the average index price at the end of the Performance Period divided by the average index price at the beginning of the Performance Period, expressed as a compound annual percentage rate of return. When computing TSR for the Company and the Comparator Group, the average stock or index price at the beginning of the Performance Period will be the average closing stock or index price over the trading days in the month immediately preceding the start of the Performance Period (December 2022), and the average stock or index price at the end of the Performance Period will be the average closing stock or index price over the trading days in the last month of the Performance Period (December 2025)

The Committee shall certify the level of TSR achievement following the end of the Performance Period and prior to settlement of the Vested PSUs. Subject to potential adjustment by the Committee as described below, no PSUs will be considered Vested PSUs if the Company’s annualized TSR during the Performance Period is more than twelve (12) percentage points below the Comparator Group’s annualized TSR during the Performance Period. Participant must remain continuously employed by the Company or any of its Subsidiaries through January 2 of the calendar year following the end of the Performance Period to be eligible to fully vest in and receive any payment of the Vested PSUs except as otherwise specifically provided for in the Plan, this grant Notice or the Terms and Conditions attached hereto. The Committee reserves the right to adjust the number of Vested PSUs to reflect extraordinary transactions or events which impact TSR as it determines in its sole discretion.

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Vesting Chart	For purposes of this Grant Notice, the number of Vested PSUs, if any, for the Performance Period shall be determined in accordance with the chart below corresponding to the Company’s annualized TSR relative to the Comparator Group’s annualized TSR (the “Vested PSU Payout Percent”):

Goal
Achievement
Company’s Annualized TSR Relative to Comparator Group’s Annualized TSR
Vested PSU Payout Percent

% of Target PSUs if Company TSR is Positive
% of Target PSUs if Company TSR is Negative

Maximum
+18 percentage points or more above Target
200%
100%

Above Target
For every +1 percentage points Company TSR is above Target
100% plus 5.56% of target
100%

Target
Comparator Group’s Annualized TSR
100%
100%

Below Target
For every -1 percentage points Company TSR is below Target
100% less 5% of target
100% less 5% of target

Threshold
-12 percentage points below
Target
40%
40%

Below Threshold
More than -12 percentage points below Target
0%
0%

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By his or her signature and the Company’s signature below, Participant agrees to be bound by the provisions of the Plan, the Terms and Conditions, and this Grant Notice. Participant has reviewed the Plan, the Terms and Conditions and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, the Terms and Conditions, and this Grant Notice. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, the Terms and Conditions, and this Grant Notice. Participant hereby acknowledges receipt of a copy of the Plan and the Terms and Conditions and that Participant has read the Plan, the Terms and Conditions and this Grant Notice carefully and fully understands their contents.

THE ANDERSONS, INC.: Holder:		PARTICIPANT:
By:		Name:	#Signature#
Name:	Teresa M. Scott	Date:	#AcceptanceDate#
Title:	Director, Corporate Human Resources
Address:	1947 Briarfield Blvd. Maumee, OH 43537

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EXHIBIT A
TO TSR PERFORMANCE SHARE UNIT GRANT NOTICE
TERMS AND CONDITIONS TO THE TSR PERFORMANCE SHARE UNIT GRANT NOTICE
PURSUANT TO THE
THE ANDERSONS, INC. AMENDED AND RESTATED 2019 LONG-TERM INCENTIVE COMPENSATION PLAN
    Pursuant to The Andersons, Inc. Amended and Restated 2019 Long-Term Incentive Compensation Plan, as amended from time to time (the “Plan”) and the TSR Performance Share Unit Grant Notice (the “Grant Notice”), “Participant,” as identified in the Grant Notice, has been granted that number of PSUs set forth in the Grant Notice (the “PSUs”). By execution of the Grant Notice, Participant has acknowledged and agreed that the PSUs, and the number of Shares ultimately awarded thereto, are subject to the terms and conditions set forth herein (the “Terms”).
WHEREAS, it has been determined that it would be in the best interests of the Company to grant the PSUs to Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1.Incorporation By Reference; Plan Document Receipt. The Terms are subject in all respects to the provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Terms provided herein), all of which provisions are made a part of and incorporated herein as if they were each expressly set forth herein. Any capitalized term not defined herein shall have the same meaning as is ascribed thereto in the Plan. In the event of any conflict between these Terms, the Plan or the Grant Notice that is not specifically resolved by the express terms of the Terms or the Grant Notice, the Plan shall control.
2.Grant of Performance Stock Units. The Company hereby grants to Participant, as of the Grant Date specified in the Grant Notice, the number of PSUs specified in the Grant Notice, with the actual number of shares of Common Stock to be issued pursuant to the Grant Notice contingent upon satisfaction of the vesting and performance conditions described in the Grant Notice, subject to Section 4. Except as otherwise provided by the Plan, Participant agrees and understands that nothing contained in these Terms provides, or is intended to provide, Participant with any protection against potential future dilution of Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the PSUs, except as otherwise specifically provided for in the Plan or these Terms.
3.Performance Goals and Vesting of PSUs. Subject to Article XI of the Plan, the Performance Period and Vesting Schedule for the PSUs shall be set forth in the Grant Notice.
4.Certain Terminations Prior to Vesting. Participant’s right to vest in any of the PSUs shall terminate in full and be immediately forfeited upon Participant’s Termination for any reason; provided that, in the event of Participant’s Termination due to Participant’s death, Disability or Retirement (each, a “Special Termination”), Participant’s number of PSUs shall be adjusted by multiplying the number of Target PSUs by a fraction, the numerator of which is the number of months of service (rounded to the nearest whole month) from the first month of the performance period through the date of such Special Termination, and the denominator of which

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is the total number of months in the Performance Period. Such adjusted number of Target PSUs shall remain outstanding and eligible to become Vested PSUs subject to the level of satisfaction of the applicable Performance Goals, as determined in accordance with the Grant Notice.
5.Rights as a Stockholder. Participant shall have no rights as a stockholder (including having no right to vote or to receive dividends) with respect to the Common Stock subject to the PSUs prior to the date the Common Stock is delivered to Participant in accordance with Section 6 herein. Notwithstanding the foregoing, if any dividends or other distributions are paid with respect to the Common Stock of the Company while Participant holds the PSUs and prior to the time that the PSUs become vested in accordance with the Grant Notice, Participant shall be entitled to receive such dividends and other distributions attributable to the shares of Common Stock underlying the Vested PSUs in the form of additional shares of Common Stock upon settlement; provided that, the right to receive any such additional shares of Common Stock with respect to dividends or other distributions will be subject to the same vesting requirements and settlement terms as the underlying PSUs.. The amount of such additional shares of Common Stock will be determined by multiplying (a) the total amount of dividends actually paid on a share of Common Stock prior to the date that the Vested PSUs are settled in accordance with these Terms, by (b) the number of Vested PSUs, and then dividing such total by the Fair Market Value of the Common Stock on the last day of the Performance Period, as determined by the Committee.
6.Payment of Vested PSUs. Vested PSUs, rounded to the nearest whole share, shall be delivered to Participant in the form of an equal number of shares of Common Stock, together with any additional shares deliverable pursuant to Section 5 hereof, rounded to the nearest whole unit. Vested PSUs will be paid as soon as practicable after vesting (but in no event later than two and a half (2 ½) months following the end of the year in which vesting occurs). Prior to actual payment of any Vested PSUs, such PSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Provided, however, that pursuant to the Plan, the Committee may settle PSUs in another form, such as in cash, at its discretion. PSUs that do not become Vested PSUs shall be immediately forfeited and Participant shall have no further rights thereto.
7.Change in Control Prior to Vesting. Participant’s right to vest in any PSUs following a Change in Control shall depend on (i) whether the PSUs are assumed, converted or replaced by the continuing entity, and (ii) the timing of the Change in Control within the Performance Period, in each case as follows:
(a)In the event the PSUs are not assumed, converted, or replaced by the continuing entity following the Change in Control (as determined by the Committee), the number of Target PSUs shall immediately become Vested PSUs.
(b)In the event that the PSUs are assumed, converted, or replaced by the continuing entity following the Change in Control (as determined by the Committee), the number of Target PSUs that become Vested PSUs shall be determined following the conclusion of the Performance Period in accordance with the level at which the Performance Goals are satisfied, determined in accordance with the Grant Notice, and subject to Participant’s continued employment through the last day of the Performance Period.
(c)Notwithstanding the foregoing, in the event of a Qualifying Termination (as defined below) of Participant that occurs within three (3) months prior to or twenty-four (24) months following the Change a Control and prior to the end of the Performance Period, Participant’s PSUs shall not expire immediately upon such Termination and instead the number of Target PSUs shall become Vested PSUs immediately upon the date of the Qualifying Termination (or, if later, the date of such Change in Control), as applicable, provided, however

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that Participant must execute and not revoke a general release of claims against the Company in a form reasonably satisfactory to the Committee within forty-five (45) days following such Qualifying Termination or, if later, by the date of the Change in Control. For the avoidance of doubt, in the event a Change in Control has not occurred prior to the Qualifying Termination and does not occur within twenty-four (24) months following a Qualifying Termination, any unvested PSUs outstanding at such time shall immediately expire. For purposes of this Section, “Qualifying Termination” means Participant’s Termination by the Company or a Subsidiary, other than for Cause and other than due to Participant’s explicit request, death or Disability.
8.Entire Agreement; Amendment. These Terms, together with the Grant Notice, the Plan and any severance or change in control agreement, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend these Terms from time to time in accordance with and as provided in the Plan. These Terms may also be modified or amended by a writing signed by both the Company and Participant. The Company shall give written notice to Participant of any such modification or amendment of these Terms as soon as practicable after the adoption thereof.
9.Notices. Any notice hereunder by Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel, the Director of Corporate Human Resources, or any other administrative agent designated by the Committee. Any notice hereunder by the Company shall be given to Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as Participant may have on file with the Company.
10.Acceptance. Participant may forfeit the PSUs if Participant does not execute the Grant Notice (which, for the avoidance of doubt, accepts and acknowledges these Terms) within a period of 30 days from the date that Participant receives the Grant Notice (or such earlier period as the Committee shall provide).
11.No Right to Service. Nothing in these Terms shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate Participant’s service at any time, for any reason and with or without Cause.
12.Transfer of Personal Data. Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the PSUs awarded under the Grant Notice for legitimate business purposes. This authorization and consent is freely given by Participant.
13.Compliance with Laws. The grant of PSUs and the issuance of shares of Common Stock pursuant to the Grant Notice shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the PSUs or any shares pursuant to the Grant Notice or these Terms if any such issuance would violate any such requirements. As a condition to the settlement of the PSUs, the Company may require Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.
14.Section 409A. The Grant Notice and these Terms and the grant of Awards thereunder are intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for

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avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided pursuant to the Grant Notice and these Terms comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
15.Binding Agreement; Assignment. These Terms shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. Participant shall not assign (except in accordance with the Plan) any part of the Grant Notice or these Terms without the prior express written consent of the Company.
16.Headings. The titles and headings of the various sections of these Terms have been inserted for convenience of reference only and shall not be deemed to be a part of these Terms or the Grant Notice.
17.Counterparts. The Grant Notice and these Terms may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
18.Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of the Grant Notice, these Terms and the Plan and the consummation of the transactions contemplated thereunder.
19.Severability. The invalidity or unenforceability of any provisions of these Terms in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of the Terms in such jurisdiction or the validity, legality or enforceability of any provision of these Terms in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
20.Acquired Rights. Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time subject to the limitations contained in the Plan or these Terms; (b) the grant of PSUs made under the Grant Notice is completely independent of any other award or grant and is made at the sole discretion of the Company; and (c) no past grants or awards (including, without limitation, the PSUs granted under the Grant Notice) give Participant any right to any grants or awards in the future whatsoever.

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